UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2009

IMAGE ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-11071	84-0685613
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20525 Nordhoff Street, Suite 200 Chatsworth, California	91311-6104
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 407-9100

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Amendment of a Material Definitive Agreement.

On April 14, 2009, Image Entertainment, Inc. (the “Company”) entered into the Fourth Amendment (the “Amendment”) to that Agreement and Plan of Merger, dated November 20, 2008, as amended on February 27, 2009, March 24, 2009, and April 8, 2009, with Nyx Acquisitions, Inc. (“Nyx”), and The Conceived Group, Inc., a wholly-owned subsidiary of Nyx (as amended, the “Merger Agreement”).

Pursuant to the terms of the Amendment, Nyx authorized the release to the Company of the remaining $1.5 million currently held in trust to secure payment of the business interruption fee (the “Full Release of Deposit”). Accordingly, the parties entered into the Fourth Amended and Restated Irrevocable Trust Instructions, dated April 14, 2009 (the “Trust Instructions”), whereby Nyx transferred to the Company all right, title and interest in the remaining $1.5 million (the “Full Release Amount”), irrevocably authorized and instructed the trustee to take instruction solely from the Company with respect to the Full Release Amount, and released all claims against the Company with respect to the Full Release Amount.

In addition, Nyx is required to pay the Company $1.0 million (the “Fifth Payment”) directly into an account designated by the Company prior to 12:00 p.m. local time on April 17, 2009 (the “Fifth Payment Deadline”), in order to receive an extension of the closing date of the merger (the “Scheduled Closing Date”) to April 20, 2009. Under the Amendment, the Company may now terminate the Merger Agreement if (i) Nyx has not released $1.0 million of the deposit securing the business interruption fee to the Company by 5:00 p.m. local time on March 25, 2009; (ii) Nyx has not authorized the Full Release of Deposit by 5:00 p.m. local time on April 14, 2009; (iii) Nyx has not paid the Company the Fifth Payment by the Fifth Payment Deadline; or (iv) the merger has not been consummated on or prior to the Scheduled Closing Date, other than as a result of the Company’s refusal to close in violation of the Merger Agreement.

Neither the Fifth Payment nor the Full Release Amount will be paid to the paying agent, form part of the merger consideration or option consideration payable to stockholders on closing, or be refunded to Nyx, and will have no effect on the purchase price under the Merger Agreement, which remains $2.75 per share. Nyx will not receive any capital securities or debt obligation from Image for the payments.

All other provisions of the Merger Agreement remain in place. Nyx also has an opportunity to further extend the Scheduled Closing Date to May 4, 2009 if Nyx (i) delivers written notice to the Company requesting such an extension by 5:00 p.m. on April 16, 2009, (ii) agrees to increase the business interruption fee by an additional $3.0 million, and (iii) deposits the additional $3.0 million into the trust account to secure the business interruption fee by 5:00 p.m. local time on April 20, 2009.

The foregoing summary of the Amendment does not purport to be complete and is subject, and qualified in its entirety by, the full text of the Amendment, which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Item 8.01. Other Exhibits.

Attached hereto as Exhibits 99.1, 99.2, and 99.3 and incorporated herein by reference are copies of three press releases issued by the Company on April 14, 2009, April 15, 2009 and April 16, 2009, respectively.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description
2.1	Fourth Amendment to Agreement and Plan of Merger, dated April 14, 2009.
99.1	Press release, dated April 14, 2009.
99.2	Press release, dated April 15, 2009.
99.3	Press release, dated April 16, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMAGE ENTERTAINMENT, INC.

Dated: April 17, 2009

By: /s/ MICHAEL B. BAYER
Name Michael B. Bayer
Title: Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
2.1	Fourth Amendment to Agreement and Plan of Merger, dated April 14, 2009.
99.1	Press release, dated April 14, 2009.
99.2	Press release, dated April 15, 2009.
99.3	Press release, dated April 16, 2009.